Exhibit 99.1

UDR, Inc. Announces Appointment of Dave Bragg as

Chief Financial Officer

DENVER, CO., June 23, 2025 – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, today announced the appointment of Dave Bragg as Chief Financial Officer (“CFO”), effective July 24, 2025. Mr. Bragg succeeds Joe Fisher, who in January 2025 was appointed to the role of Chief Investment Officer (“CIO”) in addition to his responsibilities as the Company’s President.

Mr. Bragg brings an extensive background in public and private real estate with over two decades of experience in real estate finance, investment strategy, and capital markets. Mr. Bragg joins UDR from Roots Management Group, a leading owner and operator of manufactured housing and recreational vehicle resort communities. Mr. Bragg joined Roots in 2022, most recently serving as CFO and previously as Chief Strategy Officer and Head of Investment Management. Prior to his tenure at Roots, from 2013 to 2022 Mr. Bragg served as Managing Director at Green Street, leading the strategic and residential real estate research efforts. Mr. Bragg’s career also includes senior leadership positions at Zelman & Associates, ISI Group, and Merrill Lynch, where he was repeatedly recognized for excellence in real estate and housing sector research. Mr. Bragg has served as a Global Governing Trustee of the Urban Land Institute since 2022 and is a member of the Pension Real Estate Association. Mr. Bragg holds a Master of Accounting degree from the Kenan-Flagler Business School at the University of North Carolina, a Master of International Business from the University of Florida, and a Bachelor of Arts in International Relations from Tufts University.

“Dave is a seasoned executive with an exceptional blend of strategic insight, analytical rigor, and capital markets expertise,” said Tom Toomey, UDR’s Chairman and Chief Executive Officer. “His deep experience across the residential real estate spectrum and proven leadership will further strengthen our entire organization. We are excited to welcome Dave to the team.”

Mr. Toomey continued, “On behalf of the Company and our Board, I thank Joe for the pivotal role he played in strengthening UDR’s balance sheet, driving growth, and delivering value to our stakeholders during his nine years as the Company’s CFO. I am confident in his abilities to drive additional value in his role as CIO.”

Mr. Bragg shared, “I am honored by the opportunity to serve as UDR’s CFO and lead an extremely talented and motivated team.”

Forward-Looking Statements

Certain statements made in this press release, including with respect to the effective date of Mr. Bragg’s appointment as the Company’s Chief Financial Officer, may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to, general market and economic conditions and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2025, UDR owned or had an ownership position in 60,047 apartment homes, including 300 apartment homes under development. For over 52 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135